                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Sterling Financial Corporation on Form S-8 (File No. 33-55754 and 33-55756) of our report dated January 27, 1999, on our audits of the consolidated financial statements of Sterling Financial Corporation as of December 31, 1998 and 1997 and for the years ended December 31, 1998 and 1997, the six months ended December 31, 1996 and the year ended June 30, 1996, which report is included in this Annual Report on Form 10-K.





                                               /s/  PricewaterhouseCoopers LLP
                                               -------------------------------

Spokane, Washington
March 23, 1999